Exhibit 99.7

Filed by SanDisk Corporation Pursuant to Rule 425
Under the Securities Act of 1933
And Deemed Filed Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: SanDisk Corporation
Commission File No.: 000-26734

Customer Questions

Q              As a SanDisk customer, why is this acquisition good for me?

•                  This combination creates an even stronger partner for our customers.

•                  Joining forces with Western Digital will enable the combined company to offer a broader portfolio of industry-leading, innovative solutions to customers across end markets to meet their rapidly-changing needs.

•                  As part of a larger company, we will have an increased ability to develop and deliver breakthrough technologies and solutions.

•                  Our combined broad portfolio will address customer storage needs across HDD and NAND flash-based solutions, contributing towards finding the best solution for each application.

Q              What changes can I expect?  What types of product and service changes can we expect to see resulting from this transaction, and when?

•                  Until the transaction closes, SanDisk will continue to operate as an independent company.

•                  Any changes that are made in products or services are those that happen in the normal course of business, unrelated to the planned acquisition.

Q              Are there any price changes planned?  Will there be any changes to the current purchase agreement(s)?

•                  Until the transaction closes — which we expect in the third quarter 2016 — SanDisk and Western Digital will continue to operate as entirely independent companies.  During this time, there will be very little that is different here at SanDisk.

•                  Any changes in pricing or purchase agreements would be made in the normal course of business.

Q              Will my contacts and supply channels be changing?

•                  After the close of the transaction, and as we progress toward integrating the two companies, we’ll keep you updated on our plans.

•                  Until the transaction closes — which we expect in the third quarter 2016 — SanDisk and Western Digital will continue to operate as entirely independent companies.

•                  Any contact or supply channel changes would be made in the normal course of business.

Q              Will I be able to order SanDisk products directly from Western Digital?

•                  Until the transaction closes — which we expect in the third quarter 2016 — SanDisk and Western Digital will continue to operate as entirely independent companies.

•                  During this time before the acquisition is completed, SanDisk products will be available to order from SanDisk.

Q              Will you obsolete any SanDisk products?

•                  After the close of the transaction, and as we progress toward integrating the two companies, we’ll keep you updated on our plans.

•                  Until the transaction closes — which we expect in the third quarter 2016 — SanDisk and Western Digital will continue to operate as entirely independent companies.

•                  During this time before the acquisition is completed any product decisions made will be as part of the normal course of SanDisk business.

Q              Whose terms and conditions will you use, and how will you transition customers?

•                  Until the transaction closes — which we expect in the third quarter 2016 — SanDisk and Western Digital will continue to operate as entirely independent companies.  During this time, there will be very little that is different here at SanDisk.

Q              Will product lines be integrated, and if so when?

•                  After the close of the transaction, and as we progress toward integrating the two companies, we’ll keep you updated on our plans.

•                  Until the transaction closes — which we expect in the third quarter 2016 — SanDisk and Western Digital will continue to operate as entirely independent companies.  During this time, there will be very little that is different here at SanDisk.

•                  During this time before the acquisition is completed any product decisions made will be as part of the normal course of SanDisk business.

Q              Whose payment terms will you use, and how will you transition customers?

•                  Until the transaction closes — which we expect in the third quarter 2016 — SanDisk and Western Digital will continue to operate as entirely independent companies.  During this time, there will be very little that is different here at SanDisk.

Q              Whom do I contact for information or technical support on SanDisk products?

•                  Until the transaction closes — which we expect in the third quarter 2016 — SanDisk and Western Digital will continue to operate as entirely independent companies.

•                  Please continue to reach out to the same contacts you are using now.

Q              What have you heard from your biggest customers about this acquisition?  Are any of them concerned about consolidation and lack of competition for certain products?

•                  We only just announced the transaction, but we think our customers will recognize that this combination will make us an even stronger partner to them.

•                  Joining forces with Western Digital will enable the combined company to offer a broader portfolio of industry-leading, innovative solutions to customers to meet their rapidly-changing needs, contributing towards finding the best solutions for each application.

Q              How will Western Digital and SanDisk’s overlapping SAS SSD businesses be combined?

•                  Until the transaction closes — which we expect in the third quarter 2016 — SanDisk and Western Digital will continue to operate as entirely independent companies.  After the close of the transaction, and as we progress toward integrating the two companies, we’ll keep you updated on our plans.

Q              Will I continue to be served by representatives from both SanDisk and Western Digital?

•                  Until the transaction closes — which we expect in the third quarter 2016 — SanDisk and Western Digital will continue to operate as entirely independent companies.

•                  Please continue to reach out to the same contacts you are using now at each of SanDisk and Western Digital.

Q              Are the terms of our business relationship subject to this agreement in any way?

•                  Until the transaction closes — which we expect in the third quarter 2016 — SanDisk and Western Digital will continue to operate as entirely independent companies. During this time before the acquisition is completed, any changes will be part of the normal course of SanDisk business.

•                  Our relationships with our customers and partners are very important.  After the close of the transaction, and as we progress toward integrating the two companies, we’ll keep you updated on our plans.

Q              Will Western Digital keep all of SanDisk’s distributors/representatives as Western Digital distributors?

•                  Until the transaction closes — which we expect in the third quarter 2016 — SanDisk and Western Digital will continue to operate as entirely independent companies.  During this time, there will be very little that is different here at SanDisk, and any changes will be part of the normal course of SanDisk business.

•                  Our relationships with our partners are very important.  After the close of the transaction, and as we progress toward integrating the two companies, we’ll keep you updated on our plans.

Forward Looking Statements

All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on SanDisk’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by SanDisk and Western Digital, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words.  Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the proposed merger and the expected date of closing of the merger.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference in connection with the proposed merger include, but are not limited to, the following factors: (1) the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; (2) uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger; (3) risks that the proposed merger disrupts the current plans and operations of Western Digital or SanDisk; (4) the ability of Western Digital and SanDisk to retain and hire key personnel; (5) competitive responses to the proposed merger; (6) unexpected costs, charges or expenses resulting from the merger; (7) the outcome of any legal proceedings that could be instituted against Western Digital, SanDisk or their respective directors related to the merger agreement; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (9) the inability to obtain, or delays in obtaining, cost savings and synergies from the merger; (10) delays, challenges and expenses associated with integrating the combined companies’ existing businesses and the indebtedness planned to be incurred in connection with the merger; and (11) legislative, regulatory and economic developments.  These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the proposed merger.  The forward-looking statements in this document speak only as of this date. Neither SanDisk nor Western Digital undertake any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to SanDisk’s overall business, including those more fully described in SanDisk’s filings with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K for the fiscal year ended December 28, 2014, and its quarterly reports filed on Form 10-Q for the current fiscal year, and Western Digital’s overall business and financial condition, including those more fully described in Western Digital’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended July 3, 2015.  The forward-looking statements in this document speak only as of date of this document.  We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Additional Information And Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Western Digital will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus of SanDisk and Western Digital.  Each of SanDisk and Western Digital will provide the joint proxy statement/prospectus to their respective stockholders.  SanDisk and Western Digital also plan to file other documents with the SEC regarding the proposed merger.  This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which SanDisk or Western Digital may file with the SEC in connection with the proposed merger.  INVESTORS AND SECURITY HOLDERS OF SANDISK AND WESTERN DIGITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  You may obtain copies of all documents filed with the SEC regarding this merger, free of charge, at the SEC’s website (www.sec.gov).  In addition, copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk’s website at http://www.sandisk.com.  Copies of the documents filed with the SEC by Western Digital will be available free of charge on Western Digital’s website at http://www.westerndigital.com.

Participants in the Solicitation

SanDisk, Western Digital, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from SanDisk and Western Digital stockholders in connection with the proposed merger.  You can find more detailed information about SanDisk’s executive officers and directors in its definitive proxy statement filed with the SEC on April 27, 2015.  You can find more detailed information about Western Digital’s executive officers and directors in its definitive proxy statement filed with the SEC on September 23, 2015.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.  Additional information about SanDisk’s executive officers and directors and Western Digital’s executive officers and directors can be found in the joint proxy statement/prospectus regarding the proposed merger when it is filed with the SEC.